Exhibit 8 (D)



                         National Life Insurance Company


                                Power of Attorney




           The undersigned hereby appoints Patrick E. Welch and Rodney A. Buck, or either of them, his attorney-in-fact to execute in his name, and on his behalf, the VariTrak variable universal life registration statement on Form S-6, and all amendments thereto, to be filed by National Life Insurance Company under the Securities Act of 1933.







              /S/ JEREMIAH E. CASEY
              ------------------------------
                  Jeremiah E. Casey



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